Exhibit 5.1

February 3, 2025

Board of Directors

Dragonfly Energy Holdings Corp.

12915 Old Virginia Road

Reno, NV 89521

Re: Dragonfly Energy Holdings Corp. – Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special Nevada counsel to Dragonfly Energy Holdings Corp., a Nevada corporation (the “Company”), in connection with its filing on the date hereof with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-3 (as amended, the “Registration Statement”).

The Registration Statement relates to the offer and resale by certain selling stockholders named in the Registration Statement or their permitted transferees (the “Selling Stockholders”) of up to 1,412,158 shares of common stock, par value $0.0001 per share, of the Company (the “Common Stock”), issuable upon the exercise of the Original Penny Warrants, December 2023 Penny Warrants, May 2024 Penny Warrants, June 2024 Penny Warrants, September 2024 Penny Warrants, December 2024 Penny Warrants, and Anti-Dilution Warrants (as such terms are used in the S-3) (collectively, the “Warrants”).

As counsel to the Company, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of rendering this opinion letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. In rendering the opinions in this opinion letter, we have assumed that the issuance of the Common Stock will not exceed the number of authorized shares. In rendering the opinion expressed below, we have assumed without verification the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of such copies. We are opining herein as to the Nevada Revised Statutes, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Nevada, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.

Based upon such examination, and subject to the qualifications, assumptions and limitations stated herein, it is our opinion that the shares of Common Stock have been duly authorized by all requisite corporate action on the part of the Company and, upon their issuance, delivery and payment therefor in the manner contemplated by the Registration Statement and the terms of the Warrants, as applicable, will be validly issued, fully paid and non-assessable.

Dragonfly Energy Holdings Corp.

February 3, 2025

Page Two

No opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement. In connection with the opinions in this opinion letter, we have examined and relied on the representations and warranties as to factual matters contained in the Registration Statement, and we have relied on oral or written statements and representations of officers or other representatives of the Company and others. Our knowledge of the Company and its legal and other affairs is limited by the scope of our engagement, which scope includes the delivery of this opinion letter. We do not represent the Company with respect to all legal matters or issues. The Company may employ other independent counsel and, to our knowledge, handles certain matters and issues without the assistance of independent counsel.

The opinions in this opinion letter are given as of the date hereof. We assume no obligation to advise you of changes that may hereafter be brought to our attention.

We consent to the inclusion of this opinion letter as an exhibit to the Registration Statement and further consent to all references to us under the caption “Legal Matters” in the Prospectus constituting a part of the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission.

Very truly yours,

PARSONS BEHLE & LATIMER